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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

                             ___________________________

                                      FORM 8-K



                                  CURRENT REPORT
                        Pursuant to Section 13 or 15 (d) of
                        the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 December 6, 1995

                           ____________________________

                                    TEXACO INC.
              (Exact name of registrant as specified in its charter)



            Delaware                     1-27               74-1383447
(State or other jurisdiction of    (Commission File     (I.R.S. Employer
        incorporation)                  Number)         Identification Number)



       2000 Westchester Avenue,                                 10650
       White Plains, New York                                 (Zip Code)
(Address of principal executive offices)

                                    (914) 253-4000

                   (Registrant's telephone number, including area code)

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


Item 5. Other Events
--------------------

1. On December 6, 1995, the Registrant announced that its 50 percent owned affiliate, Caltex Petroleum Corporation ("Caltex"), has signed a letter of intent to sell its 50 percent interest in Nippon Petroleum Refining Company ("NPRC") to Caltex' partner, Nippon Oil Company ("NOC"). Under the terms of the letter of intent, Caltex will sell its 50 percent interest in NPRC to NOC for approximately $2 billion. The parties have agreed to complete the sale by the end of the first quarter of 1996, at which time Caltex is expected to recognizea significant earnings gain.

    Caltex, part of the Caltex Group of Companies, is a joint venture corporation owned 50 percent each by the Registrant and Chevron Corporation. Caltex manufactures and markets refined products in over 60 countries, principally in Africa, Asia, the Middle East, New Zealand and Australia.

    In this connection, on December 6, 1995, the Registrant issued a press release entitled "Caltex To Sell Its 50 Percent Stake In Nippon Petroleum Refining Company", a copy of which is attached hereto as Exhibit 99.1 and made a part of hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc. dated December 6, 1995, entitled "Caltex To Sell Its 50 Percent Stake In Nippon Petroleum Refining Company."







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                                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                          TEXACO INC.
                                                   ------------------------
                                                          (Registrant)





                                               By:       R.E. Koch
                                                   ------------------------
                                                     (Assistant Secretary)





Date:  December 7, 1995
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